                                        EXHIBIT 5.1

June 20, 2023

Littelfuse, Inc.
8755 W. Higgins Road, Suite 500
Chicago, IL 60631

    Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Littelfuse, Inc., a Delaware corporation (the “Company”), with respect to the Company’s Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about June 20, 2023, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of 730,000 shares (“Shares”) of common stock, par value $0.01 per share, of the Company to be offered and sold pursuant to the Company’s Amended and Restated Long-Term Incentive Plan (as amended, the “Plan”).

    We have examined such documents and such matters of fact and law as we deem necessary to render the opinions contained herein. In our examination, we have assumed, but have not independently verified, the genuineness of all signatures, the conformity to original documents of all documents submitted to us as certified, facsimile or other copies, and the authenticity of all such documents. As to questions of fact material to this opinion, we have relied on certificates or comparable documents of public officials and of officers and representatives of the Company.

Based on the foregoing, and subject to the assumptions, qualifications, and limitations stated herein, we are of the opinion that the Shares to be issued by the Company under the Plan, when duly issued, sold and delivered against payment in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

    The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement, including any prospectus constituting a part thereof, and any amendment thereto. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We bring to your attention the fact that our legal opinions are an expression of professional judgment and are not a guarantee of result.

                        Very truly yours,
                        /s/ Baker & Hostetler LLP